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[LOGO]
                                                                    Exhibit 10.1

                             BUSINESS LOAN AGREEMENT

     This Business Loan Agreement (this "Agreement") is entered into by and between Comerica Bank-California ("Bank") and Interpore International, Inc., a Delaware Corporation ("Borrower") as of this 14/th/ day of June, 2002, at Bank's headquarters office at 333 West Santa Clara Street, San Jose, California 95113.

     1. Loans To Borrower. Bank and Borrower agree that any loans which Bank in its sole discretion has made or may now or hereafter make to Borrower (sometimes hereinafter collectively referred to as the "Loan") shall be subject to the terms and conditions of this Agreement unless otherwise agreed to in writing by Bank and Borrower. In the event there are contradictions between the provisions of this Agreement and any other written agreement with the Bank, this Agreement shall prevail. Loan shall be subject to the terms and conditions of this Agreement, promissory note(s) executed in connection herewith and/or previously or subsequently executed, and all amendments, renewals and extensions thereof (singularly or collectively, the "Note"), and all those certain security agreements and/or such other security or other documents as Bank has required or may now or hereafter require in connection with the Loan (collectively, the "Loan Documents").

     2. Legal Effect. This Agreement supplements the terms and conditions of the Loan Documents. Except as otherwise specified herein, all terms used in this Agreement shall have the same meaning as given in the Note and/or Loan Documents which are incorporated herein by this reference. Any and all terms used in this Agreement, the Note and/or the Loan Documents shall be construed and defined in accordance with the meaning and definition of such term under and pursuant to the California Uniform Commercial Code, as amended. Except as specifically modified hereby, all of the terms and conditions of the Note and/or the Loan Documents shall remain in full force and effect.

     3. Interest Rate; Payment Terms; Loan Fees. The principal and interest on the Loan shall be payable on the terms set forth in the Note and/or the Loan Documents. If applicable, a loan fee in the sum of Twenty Five Thousand Dollars ($25,000.00) shall be paid concurrently with the execution of this Agreement and each anniversary of thereafter.

     4. Security. As security for Borrower's obligations to Bank under this Agreement, the Note and/or the Loan Documents and all other indebtedness and liabilities whatsoever of Borrower to Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, evidenced by the Note and/or the Loan Documents (collectively, the "Indebtedness"), Borrower hereby grants to Bank, prior to or simultaneously with the borrowing hereunder, a continuing security interest of first priority, subject only to Permitted Liens, in all accounts receivable, inventory, equipment and intangibles (including but not limited to intellectual property) and all proceeds thereof, and in all collateral provided to Bank pursuant to

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any security agreement and/or all collateral that is delivered to Bank and/or which Bank possesses and all proceeds thereof, (collectively, the "Collateral").

     5. Representations and Warranties of Borrower. Borrower represents and warrants to Bank that as of the date of acceptance of this Agreement, the Note and/or the Loan Documents, as of the date of borrowing hereunder and at all times the Loan or any other Indebtedness are outstanding hereunder:

        (a) Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware;

        (b) Borrower has the legal power and authority to own its properties and assets and to carry out its business as now being conducted; it is qualified to do business in every jurisdiction except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; it has the legal power and authority to execute and perform this Agreement, the Note and/or the Loan Documents, to borrow money in accordance with its terms, to execute and deliver this Agreement, the Note and the Loan Documents, and to do any and all other things required of it hereunder; and this Agreement, the Note and all the Loan Documents, when executed on behalf of Borrower by its duly authorized officers shall be its valid and binding obligations legally enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally;

        (c) The execution, delivery and performance of this Agreement, the Note and/or the Loan Documents and the borrowings hereunder and thereunder (i) have been duly authorized by all requisite corporate, partnership or company action;
(ii) do not require governmental approval; (iii) will not result (with or without notice and/or the passage of time) in any conflict with or breach or violation of or default under, any provision of law, the articles of incorporation, articles of organization, operating agreement, bylaws or partnership agreement of Borrower, any provision of any indenture, agreement or other instrument to which Borrower is a party, or by which it or any of its properties or assets are bound; and (iv) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower except in favor of Bank;

        (d) The consolidated balance sheet of Borrower and its subsidiaries as provided to Bank in connection herewith as of March 31, 2002, and the related consolidated statement of income of Borrower and its subsidiaries provided to Bank for the three (3) month period ended March 31, 2002, fairly present the financial condition of Borrower and its subsidiaries in accordance with generally accepted accounting principles ("GAAP") consistently applied; and from the date thereof to the date hereof, there has been no material adverse change in such condition or operations; and

        (e) There is not pending nor, to the best of Borrower's knowledge, threatened, any litigation, proceeding or governmental investigation which could materially and adversely affect its business or its ability to perform its obligations, pay the Indebtedness and/or comply with the covenants set forth herein and/or in the Note and/or the other Loan Documents.

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     6. Affirmative Covenants. Until the Indebtedness is paid in full, Borrower covenants and agrees to do the following:

        (a) Furnish to Bank within forty five (45) days after the end of each quarter, an unaudited balance sheet and statement of income covering Borrower's operations. Within ninety (90) days of the end of each of Borrower's fiscal years, furnish to Bank statements of the financial condition of Borrower for each such fiscal year, including but not limited to, a balance sheet, profit and loss statement, and statement of cash flow. Said annual statements shall be audited by an independent certified public accountant selected by Borrower and reasonably acceptable to Bank;

        (b) [Intentionally Omitted];

        (c) Promptly inform Bank of the occurrence of any default or event of default as defined in the Note and/or the Loan Documents (hereinafter referred to as "Default") or of any event which could have a materially adverse effect upon Borrower's business, properties, financial condition or ability to comply with its obligations hereunder, including without limitation its ability to pay the Indebtedness;

        (d) Furnish such other information as Bank may reasonably request;

        (e) Keep in full force and effect its own corporate existence in good standing; continue to conduct and operate its business substantially as presently conducted and operated and maintain and protect all franchises except in each case as otherwise permitted with Bank's prior written approval which shall not be unreasonably withheld or delayed; and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair and condition, normal wear and tear excepted;

        (f) Comply with the financial covenants set forth in Addendum A, attached hereto and made a part hereof;

        (g) Maintain a standard and modern system of accounting in accordance with GAAP consistently applied with ledger and account cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank, not modify or change its method of accounting without the written consent of Bank first obtained, permit Bank and any of its employees, officers, or agents, upon demand, during Borrower's usual business hours, or the usual business hours of any third person having control thereof (upon three (3) business days' notice unless an Event of Default has occurred and is continuing, in which event no notice shall be required), to have access to and examine all of Borrower's records relating to the Collateral, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees, or officer to copy and make extracts therefrom;

        (h) [Intentionally Omitted];

        (i) Maintain Borrower's same place of business or chief executive office as indicated below, and not relocate said address without giving Bank 30 days' prior written notice;

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          (j) Maintain insurance with such insurers in such amounts and of a type reasonably satisfactory to Bank, with Bank to be designated as the payee of any such insurance policies under a payee/secured lender clause reasonably acceptable to Bank; Bank hereby acknowledges that the amount and type of Borrower's insurance policies as in effect on the date hereof, and Borrower's present insurers, are all satisfactory to Bank; and

          (k) On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and Borrower has performed all of its other obligations hereunder, Borrower represents and agrees that:

              (1) There are not and will not be Hazardous Materials (as later defined) on, in or under any real or personal property ("Property") now or at any time owned, occupied or operated by Borrower which in any manner violate any Environmental Law (as later defined), except for such Hazardous Materials used in the ordinary course of business in compliance with all applicable laws, rules and regulations.

              (2) Borrower shall promptly conduct all investigations, testing and other actions necessary to clean up and remove all Hazardous Materials on or affecting the Property in accordance with every Environmental Law, except for such Hazardous Materials used in the ordinary course of business in compliance with all applicable laws, rules and regulations.

              (3) Borrower shall defend, indemnify and hold harmless Bank, its employees, agents, officers, shareholders and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses and reasonable attorneys' fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any Environmental Law, except as may be caused solely by Bank's gross negligence or willful misconduct.

              (4) Upon ten days notice to Borrower (except in an emergency), Bank may (but is not obligated to) enter on the Property or take such other actions as it reasonably deems appropriate to inspect, test for, clean up, remove or minimize the impact of any Hazardous Materials upon Bank's receipt of any notice from any source asserting the existence of any Hazardous Materials in violation of any Environmental Law. All costs and expenses so incurred by Bank, including without limit consultant fees, legal expenses and reasonable attorneys' fees, shall be payable by Borrower upon demand.

              (5) The provisions of this section shall survive the repayment of the Indebtedness, the satisfaction of all other obligations of Borrower to Bank, the discharge or termination by Bank of any lien or security interest from Borrower, and the foreclosure of or exercise of rights as to any collateral given to Bank.

              (6) "Hazardous Materials" mean all of the following: any asbestos, petroleum, petroleum by-products, flammable explosives, or radioactive materials or any hazardous or toxic materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) or in any other Environmental Law.

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              (7) "Environmental Law" means any federal, state, local or other law, ordinance, statute, directive, rule, order or regulation the purpose of which is to regulate or improve the environment or employee health and safety.

     7. Negative Covenants. Borrower shall not do any of the following:

        (a) Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity, governmental agency or instrumentality, other than Permitted Liens;

        (b) Permit any levy, attachment or restraint to be made affecting any of Borrower's assets valued in the aggregate in excess of $500,000;

        (c) Permit any judicial officer or assignee to be appointed or to take possession of any of Borrower's assets valued in the aggregate in excess of $500,000;

        (d) Without Bank's prior written consent which shall not be unreasonably withheld or delayed, change its business structure, corporate identity or structure;

        (e) Move or relocate any collateral except in the ordinary course of Borrower's business or as otherwise permitted hereunder;

        (f) Enter into any material transaction not in the usual course of Borrower's business;

        (g) Make any change in Borrower's financial structure or in any of its business objects, purposes or operations which would have a Material Adverse Effect;

        (h) Incur any debt outside the ordinary course of Borrower's business;

        (i) Make loans, advances or extensions of credit to any person, except for (i) sales on open account and otherwise in the ordinary course of business, and (ii) loans and advances to employees of Borrower in the ordinary course of business not to exceed $500,000 in the aggregate outstanding at any time;

        (j) Guaranty or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person, agreement for the furnishing of funds to any other person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying and discharging (or causing the payment or discharge of) the indebtedness of any other person, or otherwise, except for (i) the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit or collection, and (ii) guarantees of the trade or contractual obligations of Borrower's subsidiaries in the ordinary course of business;

        (k) Sell, lease, move, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Three Million Dollars ($3,000,000.00) (whether in one transaction or in a series of transactions) except as to the sale of the inventory in the ordinary

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course of business; change its name, liquidate, or consolidate with or merge into any corporation; or without Bank's prior written consent which shall not be unreasonably withheld or delayed, permit another corporation to merge into it, acquire all or substantially all of the properties or assets of any other person, enter into any reorganization or recapitalization or reclassify its capital stock, or enter into any sale-lease back transaction;

          (l) Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other person, except for (i) the common stock of the subsidiaries owned by Borrower on the date of this Agreement or other applicable date and (ii) Permitted Investments;

          (m) Allow any fact, condition or event to occur or exist with respect to any employee, pension or profit sharing plan established or maintained by it which would reasonably be expected to constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan; or

          (n) Without Bank's prior written consent, acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds Five Million Dollars ($5,000,000.00) in any fiscal year.

     8. Default. The terms "Default" or "Event of Default", as used herein, shall have the meaning given in the Note and/or the Loan Documents. In addition, the parties agree that any one or more of the following events shall constitute a default by Borrower under this Agreement, the Note and/or the Loan Documents:

          (a) If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, the Note, the Loan Documents or any other present or future agreement between Borrower and Bank (other than those covenants and agreements described in Sections 8(c) and 8(d) hereof), and such failure continues for fifteen (15) days after the earlier to occur of (i) Borrower obtaining knowledge of such failure or (ii) Bank's dispatch of notice to Borrower of such failure;

          (b) If any material representation, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents to Bank is not true and correct in all material respects;

          (c) If Borrower fails to pay when due and payable, or declared due and payable, any principal payment due on the Indebtedness, or if Borrower fails to pay on or before the third (3rd) calendar day following when due and payable, or declared due and payable, any other payment due on the Indebtedness (whether for interest, fees, taxes, reimbursement of Bank expenses, or otherwise);

          (d) If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in Section 6(a), 6(f), or 6(i), or Section 7, of this Agreement;

          (e) If any Material Adverse Effect shall occur or exist;

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          (f) If there is any loss, theft, damage or destruction to or of any assets of Borrower valued in the aggregate in excess of $1,000,000 over applicable insurance coverage, or if any of Borrower's assets valued in the aggregate in excess of $1,000,000 over applicable insurance coverage, are affected, become subject to a writ or distress warrant, or are levied upon, or come into the possession of any judicial officer or assignee and the same are not released, discharged or bonded against within thirty (30) days thereafter;

          (g) If any insolvency, bankruptcy or other proceeding is filed or commenced by Borrower or any Guarantor under any state or federal bankruptcy or insolvency laws seeking its reorganization, dissolution or liquidation or seeking the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower or any Guarantor; or the sale or other disposition by Borrower or any Guarantor in one or a series of transaction of all of its assets or property; or the voluntary suspension of the transaction of business by Borrower or any Guarantor; or the occurrence of dissolution, termination of existence, merger, consolidation, business failure, or assignment for the benefit of creditors of or by Borrower or any Guarantor;

          (h) If any insolvency, bankruptcy or other proceeding is filed or commenced against Borrower or any Guarantor under any state or federal bankruptcy or insolvency laws seeking its reorganization, dissolution or liquidation or seeking the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower or any Guarantor, without being dismissed within forty-five (45) days of its commencement;

          (i) If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          (j) If a notice of lien (other than a Permitted Lien), levy or assessment is filed of record with respect to any of Borrower's assets valued in the aggregate in excess of $1,000,000 by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any of Borrower's assets valued in the aggregate in excess of $1,000,000 and the same is not paid on the payment date thereof;

          (k) If a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within thirty (30) days thereafter;

          (l) If Borrower's records (other than payroll) are prepared and kept by an outside computer service bureau at the time this Agreement, the Note and/or the Loan Documents are entered into or during the term of this Agreement, the Note and/or the Loan Documents, such an agreement with an outside service bureau is entered into, and at any time thereafter, without first obtaining the written consent of Bank, Borrower terminates, modifies, amends or changes its contractual relationship with said computer service bureau or said computer service bureau fails to provide Bank with any requested information or financial data pertaining to Bank's Collateral, Borrower's financial condition or the results of Borrower's operations;

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          (m) If Borrower is in a default under any material agreement or agreements to which Borrower is a party with third parties (other than Bank) involving indebtedness to such third party or parties, in the aggregate in excess of $500,000, whether under any indenture, agreement or otherwise;

          (n) If Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's obligations to Bank, including without limitation the Indebtedness, unless such payment is permitted to be made pursuant to the terms and conditions of the applicable subordination agreement;

          (o) If any material misrepresentation exists now or thereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

          (p) If any Guarantor of Borrower's obligations terminates or attempts to terminate its guaranty, becomes insolvent or an insolvency proceeding is commenced by or against any such Guarantor; or

          (q) If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan (other than Borrower's 401K plan) by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 8, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's Tangible Effective Net Worth.

          Bank shall not be obligated to make advances to Borrower during any cure period provided for in Sections 8(f), 8(h), 8(k) and 8(q) above.

      9. Rights and Remedies. The parties have agreed as follows with respect to Bank's rights and remedies upon Default:

          (a) Bank shall have all rights and remedies available hereunder and under the Note and the Loan Documents and under applicable law;

          (b) Bank may at its option without notice, accelerate the Indebtedness and declare all Indebtedness to be due, owing and payable in full;

          (c) Bank may at its option without notice, cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or any other agreement between Borrower and Bank.

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         (d) No Default (as defined in this Agreement, the Note and/or the Loan
Documents) shall be waived by Bank except in writing and a waiver of any Default shall not be a waiver of any other default or of the same default on a future occasion;

         (e) No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties under this Agreement, the Note and/or the Loan Documents; and

         (f) No forbearance on the part of Bank in enforcing any of its rights under this Agreement, the Note and/or the Loan Documents nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder shall constitute a waiver of any of the terms of this Agreement, the Note, and/or the Loan Documents, or of any such right.

     10. Cross-Default. A Default under this Agreement shall also be a Default under the Note and the Loan Documents, and vice versa. A Default under this Agreement, the Note and/or the Loan Documents shall also be a Default under every other note and other agreement between Bank and Borrower, and vice versa.

     11. Cross-Collateral. Any Collateral for this Agreement, the Note and/or the Loan Documents shall also be Collateral for any other obligations owing by Borrower to Bank. Notwithstanding the above, if the undersigned has given or gives Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned, unless expressly provided to the contrary in another place.

     12. Survival of Covenants, Agreements, Representations and Warranties. All covenants, agreements, representations and warranties (a) previously made (except as specifically subsequently modified); (b) made in connection herewith or with the Note and/or the Loan Documents and/or any document contemplated hereby; or (c) executed hereafter (unless such document expressly states that this Agreement does not apply thereto) shall survive the borrowing hereunder and thereunder and the repayment in full of the Note and/or the Loan Documents and any amendments, renewals or extensions thereof and shall be deemed to have been relied upon by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Borrower shall constitute representations and warranties by Borrower.

     13. Miscellaneous. The parties agree to the following miscellaneous terms:

         (a) This Agreement, the Note and the Loan Documents shall be governed by California law, without regard for the effect of conflict of laws;

         (b) Borrower agrees that it will pay all out of pocket costs of Bank and expenses (including, without limitation, Bank's reasonable attorneys' fees and costs and/or fees, transfer charges and costs of Bank's in-house counsel) in connection with the preparation of this Agreement, the Note and/or the Loan Documents and/or the documents contemplated hereby and the closing of the Loan;

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          (c) This Agreement, the Note and/or the Loan Documents shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its right or obligations under this Agreement, the Note and/or the Loan Documents without the prior written consent of Bank;

          (d) Borrower acknowledges that Bank may provide information regarding Borrower and the Loan to Bank's parent, subsidiaries and affiliates and service providers, subject to the terms of the Confidentiality Agreement; and

          (e) This Agreement is an integrated agreement and supersedes all prior negotiations and agreements regarding the subject matter hereof. Any amendments hereto shall be in writing and be signed by all parties hereto.

          (f) Certain initially capitalized terms used in this Agreement have the meanings ascribed thereto in Addendum A to this Agreement.

     14. JURY WAIVER. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

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     IN WITNESS WHEREOF, the parties have executed this Business Loan Agreement as of the date first set forth above.

Address of Borrower:                          Borrower:


181 Technology Drive                          Interpore International, Inc.
Irvine, CA 92618

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________

                                              By:_______________________________

                                              Name:_____________________________

                                              Title:____________________________

                                              Comerica Bank-California
                                              ("Bank")

                                              By:_______________________________
                                                       Dan McGregor
                                              Title:   Vice President

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                      ADDENDUM A TO BUSINESS LOAN AGREEMENT

     1. Definitions.

        Cash Flow as used in this Agreement means for any applicable period of determination, the net income (as later defined) (after deduction for income taxes and other taxes of Borrower or its subsidiaries, determined by reference to income or profits of Borrower or its subsidiaries) for such period, plus, to the extent deducted in computation of such net income, the amount of depreciation and amortization expense and the amount of deferred tax liability during such period, all as determined in accordance with GAAP.

        Cash Flow Coverage Ratio means the ratio, as of any applicable period of determination, the numerator of which is net income plus depreciation plus amortization plus (or minus) the increase (or decrease) in the deferred tax liability minus dividends and S-Draws, if an S-Corp, at the greater of actual draws or net income times the highest prevailing personal tax rate, and the denominator of which is the current portion of long term debt plus the current portion of capital lease payments for the same period of determination.

        Confidentiality Agreement means that certain letter agreement, dated April 23, 2002, between Bank and Borrower, regarding Bank's agreement to keep certain of Borrower's information confidential.

        Current Assets as used in this Agreement means, as of any applicable date of determination, all unrestricted cash, CD's or marketable securities, non-affiliated accounts receivable, United States Government securities and/or claims against the United States Government, and inventories (held for sale in the ordinary course of business) of Borrower and its subsidiaries.

        Current Liabilities as used in this Agreement means, as of any applicable date of determination, (i) all liabilities of Borrower or its subsidiaries that should be classified as current in accordance with GAAP, including, without limitation, the outstanding principal of the Indebtedness under this Agreement, the Note and/or the Loan Documents, plus (ii) to the extent not otherwise included, all liabilities of Borrower to any of its affiliates (including officers, directors, shareholders, subsidiaries and commonly held companies), whether or not classified as current in accordance with GAAP unless same shall be the long term portion of Subordinated Debt (as defined below).

        Current Ratio as used in this Agreement means, as of an applicable date of determination, Current Assets divided by Current Liabilities.

        Debt shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP excepting such liabilities as shall be Subordinated Debt (as defined below).

        Fixed Charges as used in this Agreement means, as of any applicable period of determination, with respect to Borrower and its subsidiaries, the sum, without duplication, of

(a) all interest paid or payable during such period by Borrower or its subsidiaries on debt of such person; plus (b) all payments of principal or other sums paid or payable during such period by such person with respect to Debt having a final maturity more than one year from the date of creation of such Debt; plus (c) all debt discount and expense amortized or required to be amortized during such period by such person; plus (d) the maximum amount of all rents and other payments paid or required to be paid by such person during such period under any lease or other contract or arrangement providing for use of real or personal property in respect of which such person is obligated as a lessee, user or obligor; plus (e) all dividends and other distributions paid or payable by Borrower (including S-Draws, if applicable, as per the Cash Flow Coverage Ratio above) or its subsidiaries or otherwise accumulating during such period on any capital stock of Borrower or its subsidiaries; plus (f) all loans or other advances made by Borrower or its subsidiaries during such period to any affiliate of such person.

          Guarantor means every person or entity who or which now or hereafter executes a guaranty in favor of Bank with respect to the Indebtedness.

          Material Adverse Effect means a material adverse effect on (i) the business, assets, condition (financial or otherwise), results of operations, or prospects of Borrower and its subsidiaries taken as a whole, or any Guarantor;
(ii) the ability of Borrower to perform its obligations under this Agreement and the Loan Documents to which it is a party (including, without limitation, repayment of the Obligations as they come due), or the ability of any Guarantor to perform its obligations under the Loan Documents to which it is a party,
(iii) the validity or enforceability of this Agreement, the Loan Documents, or the rights or remedies of Bank hereunder and thereunder, (iv) the value of the assets assigned or pledged to Bank as collateral, or (v) the priority of Bank's liens with respect to the assets assigned or pledged thereto as collateral.

          Net Income shall mean the net income (or loss) of a person for any period determined in accordance with GAAP but, however, excluding: (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and (b) in the case of the Borrower, net earnings of any person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

          Permitted Indebtedness means (i) Indebtedness owing to Bank in accordance with the terms of this Agreement and the Loan Documents, and (ii) other indebtedness of Borrower up to a maximum aggregate amount of One Million Dollars ($1,000,000) outstanding at any one time incurred in the ordinary course of business and secured by the Liens described in clause (iv) of the definition of Permitted Liens hereinbelow.

          Permitted Investments means any of the investments listed and described on Addendum B attached hereto.

          Permitted Liens means (i) Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (ii) Liens in favor of Bank, in accordance with the Loan Documents, (iii) statutory liens, such as inchoate mechanics', inchoate materialmen's, landlord's, warehousemen's, and carriers' liens, and other similar liens, other than those described in clause (i) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture; (iv) liens relating to indebtedness owing under capital lease and purchase money obligations permitted hereunder (v) judgment liens that do not constitute an Event of Default, and (vi) liens, if they constitute such, of any true lease and consignment UCC filings permitted hereunder.

          Quick Assets as used in this Agreement means, as of any applicable date of determination, unrestricted cash, CD's or marketable securities and net accounts receivable arising from the sale of goods and services, and United States Government securities and/or claims against the United States Government of Borrower and its subsidiaries.

          Quick Ratio as used in this Agreement means, as of an applicable date of determination, Quick Assets divided by Current Liabilities, excluding subordinated debt.

          Tangible Effective Net Worth as used in this Agreement means Tangible Net Worth as of any applicable date of determination, increased by the long term portion of Subordinated Debt (as defined below), if any, of Borrower or its subsidiaries and decreased by the following: Subscription lists, organization expenses, trade accounts receivable converted to notes, and money due to Borrower or its subsidiaries from affiliates (including officers, directors, subsidiaries and commonly held companies).

          Tangible Net Worth as used in this Agreement means, as of any applicable date of determination, the excess of:

          (a) the net book value of all assets of Borrower and its subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), minus

          (b) all Total Liabilities of Borrower and its subsidiaries.

          Total Liabilities as used in this Agreement means, as of any applicable date, the total of all items of indebtedness, obligation or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of Borrower or its subsidiaries, including, without limitation, (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or surety obligations with respect to the indebtedness of others, whether or not reflected on the balance sheets of Borrower or its subsidiaries, including, without limitation, any obligation to furnish funds, directly or indirectly through the purchase of goods, supplies, services, or by way of stock purchase, capital contribution, advance or loan or any obligation to enter into a contract for any of the foregoing.

          Total Liabilities to Tangible Effective Net Worth Ratio means, as of any applicable date, Total Liabilities divided by Tangible Effective Net Worth.

          Subordinated Debt as used in this Agreement means indebtedness of Borrower to third parties which has been subordinated to all Indebtedness owing by Borrower to Bank pursuant to a subordination agreement in form and content satisfactory to Bank.

          Working Capital as used in this Agreement means, as of any applicable date of determination, Current Assets less Current Liabilities.

      2. Financial Covenants. Borrower shall maintain the following financial ratios and covenants on a consolidated basis, which shall be monitored on a quarterly basis, except as noted below.

          (a) A ratio of Quick Assets to Current Liabilities of not less than 1.50:1.00;

          (b) A ratio of Total Liabilities (less Subordinated Debt as defined herein) to Tangible Effective Net Worth of less than 0.70:1.00; and

          (c) Net Income on a quarterly basis of $1.00;

     All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

[LOGO]

                              MASTER REVOLVING NOTE
                 Variable Rate-Maturity Date-Obligatory Advances
                      (Business and Commercial Loans Only)

--------------------------------------------------------------------------------
Amount             Note Date            Maturity Date      Tax Identification #
$10,000,000        June 14, 2002        June 14, 2005      95-3043318
--------------------------------------------------------------------------------

On the Maturity Date, as stated above, for value received, the undersigned promise(s) to pay to the order of Comerica Bank-California ("Bank"), at any office of the Bank in the State of California, Ten Million and no/100 Dollars (U.S.) (or that portion of it advanced by the Bank and not repaid as later provided) with interest until maturity, whether by acceleration or otherwise, or an Event of Default, as later defined, at a per annum rate equal to the Bank's base rate from time to time in effect minus 0.75% per annum and after that at a rate equal to the rate of interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). The Bank's "base rate" is that annual rate of interest so designated by the Bank and which is changed by the Bank from time to time. Interest rate changes will be effective for interest computation purposes as and when the Bank's base rate changes. Interest shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding. Accrued interest on this Note shall be payable on the first day of each month commencing July 1, 2002, until the Maturity Date when all amounts outstanding under this Note shall be due and payable in full. If the frequency of interest payments is not otherwise specified, accrued interest on this Note shall be payable monthly on the first day of each month. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Bank; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full.

This Note and any other indebtedness and liabilities of any kind of the undersigned to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively "Indebtedness") are secured by and the Bank is granted a security interest in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively "Collateral"). Notwithstanding the above, if the undersigned has given or gives Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other indebtedness of the undersigned, unless expressly provided to the contrary in another place.

Upon the occurrence and during the continuance of an Event of Default (as defined in that certain Business Loan Agreement, dated as of even date herewith, between the undersigned and the Bank (the "Loan Agreement:"), the Bank may at its option and without prior notice to the undersigned, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), cease advancing money or extending credit to or for the benefit of the undersigned under this Note or any other agreement between the undersigned and Bank, terminate this Note as to any future liability or obligation of Bank, but without affecting Bank's rights and security interests in any Collateral and the Indebtedness of the undersigned to Bank, sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned or given to it under applicable law. In addition, if this Note is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Note, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of the Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, installment sale contract instrument, or (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim .

This Note shall bind the undersigned and the undersigned's successors and assigns.

The undersigned waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to the undersigned or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned waives all defenses or right to discharge available under Section 3605 of the California Uniform Commercial Code and waives all other suretyship defenses or right to discharge. The undersigned agrees that the Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agrees that the Bank may provide information relating to the Note or to the undersigned to the Bank's parent, affiliates, subsidiaries and service providers, subject to the terms of the Confidentiality Agreement (as defined in the Loan Agreement).

The undersigned agrees to reimburse the holder or owner of this Note for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

The undersigned acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

See Libor Addendum for rate option.

See Loan Agreement and any modifications, replacements, or substitutions therefore.

INITIAL HERE ______


Interpore International, Inc.


By:___________________________________________its_____________________________
SIGNATURE OF                                TITLE:


By:___________________________________________its_____________________________

SIGNATURE OF                                         TITLE:


181 Technology Drive        Irvine          CA          USA          92618
-----------------------------------------------------------------------------
Street Address              City            State       Country      Zip Code

                             For Bank Use Only                            CCAR#
------------------------------------------------------------------------------------------------------
Loan Officer Initials        Loan Group name         Obligor(s) Name

------------------------------------------------------------------------------------------------------
Loan Officer I.D. No.        Loan Group No.          Obligor #                      Note #     Amount

------------------------------------------------------------------------------------------------------

                                      LIBOR
                        Addendum To Master Revolving Note

     This Addendum to Master Revolving Note (this "Addendum") is entered into as of this 14th day of June, 2002, by and between Comerica Bank-California ("Bank") and Interpore International, Inc. ("Borrower"). This Addendum supplements the terms of the Master Revolving Note of even date herewith.

15.  Definitions.

     (a) Advance. As used herein, "Advance" means a borrowing requested by Borrower and made by Bank under the Note, including a LIBOR Option Advance and/or a Base Rate Option Advance.

     (b) Business Day. As used herein, "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

     (c) LIBOR. As used herein, "LIBOR" means the rate per annum (rounded upward if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

         LIBOR=             Base LIBOR
                  100% - LIBOR Reserve Percentage

         (1) "Base LIBOR" means the rate per annum determined by Bank at which deposits for the relevant LIBOR Period would be offered to Bank in the approximate amount of the relevant LIBOR Option Advance in the inter-bank LIBOR market selected by Bank, upon request of Bank at 10:00 a.m. California time, on the day that is the first day of such LIBOR Period.

         (2) "LIBOR Reserve Percentage" means the reserve percentage rescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable LIBOR Period.

     (d) LIBOR Business Day. As used herein, "LIBOR Business Day" means a Business day on which dealings in Dollar deposits may be carried out in the interbank LIBOR market.

     (e) LIBOR Period. As used herein, "LIBOR Period" means, with respect to a LIBOR Option Advance:


         (1) initially, the period commencing on, as the case may be, the date the Advance is made or the date on which the Advance is converted to a LIBOR Option Advance, and continuing for, in every case, a thirty (30), sixty (60) or ninety (90) day period, thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of Advance as provided in the Note or in the notice of conversion as provided in this Addendum; and

            (2) thereafter, each period commencing on the last day of the next preceding LIBOR Period applicable to such LIBOR Option Advance and continuing for, in every case, on a thirty (30), sixty (60) or ninety (90) day period, thereafter so long as the LIBOR Option is quoted for such period in the applicable interbank LIBOR market, as such period is selected by Borrower in the notice of continuation as provided in this Addendum.

      (f) Note. As used herein, "Note" means the Master Revolving Note of even date herewith.

      (g) Regulation D. As used herein, "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.

      (h) Regulatory Development. As used herein, "Regulatory Development" means any or all of the following: (i) any change in any law, regulation or interpretation thereof by any public authority (whether or not having the force of law); (ii) the application of any existing law, regulation or the interpretation thereof by any public authority (whether or not having the force of law); and (iii) compliance by Bank with any request or directive (whether or not having the force of law) of any public authority.

16. Interest Rate Options. Borrower shall have the following options regarding the interest rate to be paid by Borrower on Advances under the Note:

      (a) A rate equal to one and three quarter percent (1.75%) above Bank's LIBOR, (the "LIBOR Option"), which LIBOR Option shall be in effect during the relevant LIBOR Period; or

      (b) A rate equal to three quarters of one percent (0.75%) below the "Base Rate" as referenced in the Note and quoted from time to time by Bank as such rate may change from time to time (the "Base Rate Option").

17. LIBOR Option Advance. The minimum LIBOR Option Advance will not be less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) for any LIBOR Option Advance.

18. Payment of Interest on LIBOR Option Advances. Interest on each LIBOR Option Advance shall be payable pursuant to the terms of the Note. Interest on such LIBOR Option Advance shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed from the first day of the LIBOR Period applicable thereto but not including the last day thereof.

19. Bank's Records Re: LIBOR Option Advances. With respect to each LIBOR Option Advance, Bank is hereby authorized to note the date, principal amount, interest rate and LIBOR Period applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to the Note, which notations shall be prima facie evidence of the accuracy of the information noted.

20. Selection/Conversion of Interest Rate Options. At the time any Advance is requested under the Note and/or Borrower wishes to select the LIBOR Option for all or a portion of the outstanding principal balance of the Note, and at the end of each LIBOR Period, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower; (b) the principal amount subject thereto; and (c) if the LIBOR Option is selected, the length of the applicable LIBOR Period. Any such notice may be given by telephone so long as, with respect to each LIBOR Option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) LIBOR Business Days after such telephone notice is given; and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the LIBOR Period. For each LIBOR Option requested hereunder, Bank will quote the applicable fixed LIBOR Rate to Borrower at approximately 10:00 a.m., California time, on the first day of the LIBOR Period. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination of the rate by Bank; provided, however, that if Borrower fails to accept any such quotation given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR Option to be selected on such day. If no specific designation of interest is made at the time any Advance is requested under the Note or at the end of any LIBOR Period, Borrower shall be deemed to have selected the Base Rate Option for such Advance or the principal amount to which such LIBOR Period applied. At any time the LIBOR Option is in effect, Borrower may, at the end of the applicable LIBOR Period, convert to the Base Rate Option. At any time the Base Rate Option is in effect, Borrower may convert to the LIBOR OPTION, and shall designate a LIBOR Period.

21. Default Interest Rate. From and after the maturity date of the Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of the Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to three percent (3.00%) above the rate of interest from time to time applicable to the Note.

22. Prepayment. Bank is not under any obligation to accept any prepayment of any LIBOR Option Advance except as described below or as required under applicable law. Borrower may prepay a Base Rate Option Advance at any time, without paying any Prepayment Amount, as defined below. Borrower may prepay an LIBOR Option Advance in increments of Five Hundred Dollars ($500.00) prior to the end of the LIBOR Period, as long as (i) Bank is provided written notice of such prepayment at least five (5) LIBOR Business Days prior to the date thereof (the "Prepayment Date"); and (ii) Borrower pays the Prepayment Amount. The notice of prepayment shall contain the following information: (a) the Prepayment Date; and (b) the LIBOR Option Advance which will be prepaid. On the Prepayment Date, Borrower shall pay to Bank, in addition to any other amount that may then be due on the Note, the Prepayment Amount. Bank, in its sole discretion, may accept any prepayment of a LIBOR Option Advance even if not required to do so under the Note and may deduct from the amount to be applied against the LIBOR Option Advance any other amounts required to be paid as part of the Prepayment Amount.

      The Prepaid Principal Amount (as defined below) will be applied to the LIBOR Option Advance being prepaid as Bank shall determine in its sole discretion.

      If Bank exercises its right to accelerate the payment of the Note prior to maturity based upon an Event of Default under the Note, Borrower shall pay to Bank, in addition to any other amounts that may then be due on the Note, on the date specified by Bank as the Prepayment Date, the Prepayment Amount.

      Bank's determination of the Prepayment Amount shall be conclusive in the absence of obvious error or fraud. If requested in writing by Borrower, Bank shall provide Borrower a written statement specifying the Prepayment Amount.

      The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date:

      (a) If the principal amount of the LIBOR Option Advance being prepaid exceeds Seven Hundred Fifty Thousand Dollars ($750,000), then the Prepayment Amount is the sum of: (i) the amount of the principal balance of the LIBOR Option Advance which Borrower has elected to prepay or the amount of the principal balance of the LIBOR Option Advance which Bank has required Borrower to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred Dollars ($500.00); plus (iv) the present value, discounted at the Reinvestment Rates (as defined below) of the positive amount by which (A) the interest Bank would have earned had the Prepaid Principal Amount not been paid prior to the end of the LIBOR Period at the Note's interest rate exceeds (B) the interest Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

      (b) If the principal amount of the LIBOR Option Advance being prepaid is Seven Hundred Fifty Thousand Dollars ($750,000) or less, then the Prepayment Amount is the sum of: (i) the principal amount of the LIBOR Option Advance which Borrower has elected to prepay or the principal amount of the LIBOR Option Advance which Bank has required Borrower to prepay because of acceleration due to an Event of Default under the Note, as the case may be (the "Prepaid Principal Amount"); (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; plus (iii) an amount equal to two percent (2%) of the Prepaid Principal Amount.

      "Reinvestment Rates" mean the per annum rates of interest equal to one half percent (1/2%) above the rates of interest reasonably determined by Bank to be in effect not more than seven (7) days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the LIBOR Option Advance being prepaid.

      BY INITIALING BELOW, BORROWER ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY ANY LIBOR OPTION ADVANCE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT, EXCEPT AS OTHERWISE REQUIRED UNDER APPLICABLE LAW;
(B) BORROWER SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF BANK EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF ANY LIBOR OPTION ADVANCE AS PART OR ALL OF THE OBLIGATIONS OWING UNDER THE NOTE, INCLUDING WITHOUT LIMITATION, ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) BORROWER

WAIVES ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) BANK HAS MADE EACH LIBOR OPTION ADVANCE PURSUANT TO THE NOTE IN RELIANCE ON THESE AGREEMENTS.

_______________________
BORROWER'S INITIALS


23. Hold Harmless and Indemnification. Borrower agrees to indemnify Bank and to hold Bank harmless from, and to reimburse Bank on demand for, all losses and expenses which Bank sustains or incurs as a result of (i) any payment of a LIBOR Option Advance prior to the last day of the applicable LIBOR Period for any reason, including, without limitation, termination of the Note, whether pursuant to this Addendum or the occurrence of an Event of Default; (ii) any termination of a LIBOR Period prior to the date it would otherwise end in accordance with this Addendum; or (iii) any failure by Borrower, for any reason, to borrow any portion of a LIBOR Option Advance.

24. Funding Losses. The indemnification and hold harmless provisions set forth in this Addendum shall include, without limitation, all losses and expenses arising from interest and fees that Bank pays to lenders of funds it obtains in order to fund the loans to Borrower on the basis of the LIBOR Option(s) and all losses incurred in liquidating or re-deploying deposits from which such funds were obtained and loss of profit for the period after termination. A written statement by Bank to Borrower of such losses and expenses shall be conclusive and binding, absent manifest error, for all purposes. This obligation shall survive the termination of this Addendum and the payment of the Note.

25. Regulatory Developments Or Other Circumstances Relating To Illegality or Impracticality of LIBOR. If any Regulatory Development or other circumstances relating to the interbank Euro-dollar markets shall, at any time, in Bank's reasonable determination , make it unlawful or impractical for Bank to fund or maintain, during any LIBOR Period, to determine or charge interest rates based upon LIBOR, Bank shall give notice of such circumstances to Borrower and:

      A. In the case of a LIBOR Period in progress, Borrower shall, if requested by Bank, promptly pay any interest which had accrued prior to such request and the date of such request shall be deemed to be the last day of the term of the LIBOR Period; and

      B. No LIBOR Period may be designated thereafter until Bank determines that such would be practical.

26. Additional Costs. Borrower shall pay to Bank from time to time, upon Bank's request, such amounts as Bank determines are needed to compensate Bank for any costs it incurred which are attributable to Bank having made or maintained a LIBOR Option Advance or to Bank's obligation to make a LIBOR Option Advance, or any reduction in any amount receivable by Bank hereunder with respect to any LIBOR Option or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Developments, which (i) change the basis of taxation of any amounts payable to Bank hereunder with respect to taxation of any amounts payable to Bank hereunder with respect to any LIBOR Option Advance (other than taxes imposed on the overall net income of Bank for any LIBOR Option Advance by the jurisdiction where Bank is headquartered or the jurisdiction where Bank extends the LIBOR Option Advance; (ii) impose or modify any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank (including any LIBOR Option Advance or any deposits referred to in the definition of LIBOR); or (iii) impose any other condition affecting this Addendum (or any of such extension of credit or liabilities). Bank shall notify Borrower of any event occurring after the date hereof which entitles Bank to compensation pursuant to this paragraph as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Bank for purposes of this paragraph, shall be conclusive, provided that such determinations are made on a reasonable basis.

27. Legal Effect. Except as specifically modified hereby, all of the terms and conditions of the Note remain in full force and effect.

      IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first set forth above.

INTERPORE INTERNATIONAL, INC.                     COMERICA BANK-CALIFORNIA


By:___________________________                    By:__________________________
                                                           Dan McGregor
Title:________________________                    Title: Vice President



By:___________________________

Title:________________________

[LOGO]

          Security Agreement

As of June 14, 2002, for value received, the undersigned ("Debtor") pledges, assigns and grants to Comerica Bank-California ("Bank"), a California banking corporation, whose address is 333 West Santa Clara Street, San Jose, CA 95113,
Attention: Commercial Loan Documentation, Mail Code 4770, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a "security interest") in all of Debtor's right, title and interest in and to the collateral (as defined below) to secure payment when due, whether by stated maturity, demand acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether inside or outside counsel is used, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Debtor further covenants, agrees and represents as follows:

Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

X all Accounts Receivable (for purposes of this Agreement, "Accounts Receivable" consists of all accounts, general intangibles, chattel paper (including without limit electronic chattel paper and tangible chattel paper),contract rights, deposit accounts, documents, instruments and rights to payment evidenced by chattel paper, documents or instruments health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, and rights to payment for money or funds advanced or sold),

X  all Inventory,

X  all Equipment and Fixtures,

X all Software (for purposes of this Agreement "Software" consists of all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded),

X specific items listed below and/or on attached Schedule A, if any, is/are also included in Collateral:

X all goods, instruments, documents, policies and certificates of insurance, deposits, money or other property (except real property which is not a fixture) which are now or later in possession of Bank, or as to which Bank now or later controls possession by documents or otherwise, and

X all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference more specific or narrower type of that collateral.

Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

         Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor's books and records (upon three (3) business days' notice unless an Event of Default has occurred and is continuing, in which event no notice shall be required), subject to the terms of the Confidentiality Agreement. Debtor shall, at the reasonable request of Bank, mark its records pertaining to the Collateral to clearly indicate the security interest of Bank under this Agreement.

         At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than Permitted Liens; (c) there are no financing statements on file, other than in favor of Bank or in connection with Permitted Liens; (d) no person, other than Bank, has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (e) Debtor acquired its rights in the Collateral in the ordinary course of its business.

         Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than Permitted Liens. Debtor will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except as permitted under the terms of the Loan Agreement (as hereinafter defined), and will not return any Inventory to its supplier. Bank or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located (upon three (3) business days' notice unless an Event of Default has occurred and is continuing, in which event no notice shall be required).

         Debtor will do all acts and will execute or cause to be executed all writings reasonably requested by Bank to establish, maintain and continue an exclusive, perfected and first security interest of Bank in the Collateral. Debtor agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Bank may have a lien or security interest for payment of the indebtedness.

         Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent Borrower is contesting the same in good faith in appropriate proceedings and Borrower has established reserves in accordance with GAAP. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

         Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Bank, containing a lender's loss payable endorsement acceptable to Bank. Debtor will deliver to Bank immediately upon demand evidence satisfactory to Bank that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

         [Intentionally Omitted.]

         Debtor at all times shall be in strict compliance with all Environmental Laws.

             If Bank, acting in its sole discretion, redelivers Collateral to
                Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duty executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

             At any time and without notice, upon the occurrence and during the continuance of an Event of Default, Bank may, as to Collateral other than Equipment, Fixtures or Inventory, (a) cause any or all of such Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name or in Debtor's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of the Bank's security interest may be accomplished by control.

             Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

             [Intentionally Omitted.]

             Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorney fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws, INCLUDING ANY CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM BANK'S OWN NEGLIGENCE, except and to the extent (but only to the extent) caused by Bank's gross negligence or willful misconduct.

Collection of Proceeds.

         Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, after the occurrence and during the continuance of an Event of Default Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor's possession or later coming into Debtor's possession through enforcement of Debtor's rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3.1 shall be deemed a consent by Bank to any sale, lease or other disposition of any Collateral.

         Debtor agrees that immediately upon Bank's request (upon the occurrence and during the continuance of an Event of Default) the indebtedness shall be on a "remittance basis" as follows: Debtor shall at its sole expense establish and maintain (and Bank at Bank's option, may establish and maintain at Debtor's expense):
                (a) an United States Post Office lock box (the "Lock Box"), to which Bank shall have exclusive access and control. Debtor expressly authorizes Bank, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor (other than payments by electronic funds transfer) shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices; and (b) a non-
                  interest bearing deposit account with Bank which shall be titled as designated by Bank (the "Cash Collateral Account") to which Bank shall have exclusive access and control. Debtor agrees to notify all account debtors and other parties obligated to Debtor that all payments made to Debtor by electronic funds transfer shall be remitted to the Cash Collateral Account, and Debtor, at Bank's request, shall include a like statement on all invoices. Debtor shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Cash Collateral Account.

              All items or amounts which are remitted to the Lock Box, to the
                  Cash Collateral Account, or otherwise delivered by or for the benefit of Debtor to Bank on account of partial or full payment of, or with respect to, any Collateral shalt, at Bank's option, (a) be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion, or, (b) be deposited to the Cash Collateral Account. Debtor agrees that Bank shall not be liable for any loss or damage which Debtor may suffer as a result of Bank's processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Debtor agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorney's fees and INCLUDING CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM BANK'S OWN NEGLIGENCE except to the extent (but only to the extent) caused by Bank's gross negligence or willful misconduct.

Defaults, Enforcement and Application of Proceeds.

              An "Event of Default" as defined in the Loan Agreement shall be an
                  Event of Default hereunder.

              Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

                  Exercise all the rights and remedies upon Default, in
                      foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

                  Institutelegal proceedings to foreclose upon the lien and
                      security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

                  Institutelegal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

                  Personally or by agents, attorneys, or appointment of a
                           receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and it on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

                           At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this Section 4.2, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

             Upon the occurrence and during the continuance of an Event of
                  Default, debtor shall at the request of Bank, notify the account debtors or obligors of Bank's security interest in the Collateral and direct payment of it to Bank. Bank may, itself, upon the occurrence and during the continuance of any Event of Default so notify and direct any account debtor or obligor. At the reasonable request of Bank, whether or not an Event of Default shall have occurred, Debtor shall immediately take such actions as the Bank shall request to establish exclusive control (as defined in the Uniform Commercial Code) by Bank over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

              The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by

                  Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Debtor agrees that Secured Party shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Secured Party agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Secured Party may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Secured Party may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Secured Party.

              Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Borrower, Debtor, or any Guarantor and Bank.

              No waiver of Default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any Default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other Default or of the same Default on a future occasion or of any rights.

              Debtor hereby (a) irrevocably appoints Bank or any agent of Bank
                  (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor and (b) authorizes Bank or any agent of Bank, in its own name, at Debtor's expense, to do any of the following at any time (upon the occurrence and during the continuance of an Event of Default), as Bank, in its sole discretion, deems appropriate:

                  to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

                  to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement; and

                  to do and perform any act on behalf of Debtor permitted or required under this Agreement.

              Upon the occurrence and during the continuance of an Event of
                  Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to

                  Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor.

              The following shall be the basis for any finder of fact's
                  determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9615(f) of the Uniform Commercial Code (as in effect on or after July 1,
                  2001): (a) The Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral wilt be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorney's fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9615(f) of the Uniform Commercial Code.

Miscellaneous.

              Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.15 below.

              Debtor wilt give Bank not less than 30 days' prior written notice of all contemplated changes in Debtor's name, location, chief executive office, principal place of business, and/or location of any Collateral (other than the Sales of Inventory in the ordinary course of business), but the giving of this notice shall not cure any Event of Default caused by this change.

              Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

              Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. in connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained, subject to the terms of the Confidentiality Agreement. Debtor further agrees that Bank may provide information relating to this Agreement or relating to Debtor to the Bank's parent, affiliates, subsidiaries, and service providers.

         In addition to Bank's other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute acceptance of collateral in discharge of any portion of the Indebtedness.

         [Intentionally Omitted.]

         [Intentionally Omitted.]

         In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

         Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

         This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.10 is deemed a consent by Bank to any assignment by Debtor.

[Intentionally Omitted.]

Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other Division) of the Uniform Commercial Code, as those meanings may be amended, revised or replaced from time to time. "Uniform Commercial Code', means the California Uniform Commercial Code, as amended.

No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPALS.

To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

Debtor represents and warrants that:

       Debtor's exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be a registered organization which is organized under the laws of the State of Delaware; and

       Except as to Inventory which in the ordinary course of Debtor's business is in the hands of Debtor's agents or direct sales representatives or held for use by hospitals, the Collateral is located and shall be maintained only at the locations identified in Schedule A attached hereto. Debtor, from time to time, at the request of Bank will provide Bank with an updated list of its agents and direct sales representatives.

This Agreement shall be terminated only by the authorized filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.13 of this Agreement shall survive termination.

       Debtor agrees to reimburse the Bank upon demand for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys, fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level ` in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Security Agreement.

       As used herein, "Loan Agreement" means that certain Business Loan
               Agreement, dated as of even date herewith, between Debtor and Bank, as the same may be amended or restated from time to time in accordance with its terms. All initially capitalized terms used but not defined herein have the meanings given to such terms in the Loan Agreement.

DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL
       ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

                                  DEBTOR:     Interpore International, Inc.
                                         ---------------------------------------
                                              DEBTOR NAME TYPED/PRINTED

                                  By:___________________________________________
                                          SIGNATURE OF

                                  Its:__________________________________________
                                          TITLE (If applicable)

                                  By:___________________________________________
                                          SIGNATURE OF

                                  Its:__________________________________________
                                          TITLE (If applicable)


Borrower(s):

Interpore International, Inc.

[LOGO]

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This Intellectual Property Security Agreement (the "Agreement") is made as of June 14, 2002, by and between INTERPORE INTERNATIONAL, INC., a Delaware corporation ("Grantor"), and COMERICA BANK-CALIFORNIA, a California banking corporation ("Secured Party").

                                    RECITALS

     A. Secured Party has agreed to lend to Grantor certain funds (the "Loan") and Grantor desires to borrow such funds from Secured Party pursuant to the terms of a Master Revolving Note and a Business Loan Agreement, each dated of even date herewith (the "Loan Documents"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Documents.

     B. In order to induce Secured Party to make the Loan, Grantor has agreed to assign certain intangible property to Secured Party for purposes of securing the obligations of Grantor to Secured Party.

     NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

     28. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Grantor's present or future indebtedness, obligations and liabilities to Secured Party, Grantor hereby grants a security interest and mortgage to Secured Party, as security, in and to Grantor's entire right, title and interest in, to and under the following (all of which shall collectively be called the "Collateral"):

          (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the "Copyrights");

          (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

          (c) Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

          (d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the "Patents");

          (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the "Trademarks");

          (f) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          (g) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

          (h) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

          (i) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

     29. Authorization and Request. Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this security agreement.

     30. Covenants and Warranties. Grantor represents, warrants, covenants and agrees as follows:

          (a) Grantor is now the sole owner of the Collateral, except for licenses granted by Grantor to its customers in the ordinary course of business;

          (b) Performance of this Agreement does not conflict with or result in a breach of any material agreement to which Grantor is party or by which Grantor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this Agreement constitutes an assignment;

          (c) During the term of this Agreement, Grantor will not transfer or otherwise encumber any interest in the Collateral, except for licenses granted by Grantor in the ordinary course of business, or as set forth in this Agreement;

          (d) Each of the Patents is valid and enforceable, and no part of the Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Collateral violates the rights of any third party;

          (e) Grantor shall deliver to Secured Party within thirty (30) days of the last day of each fiscal year, a report signed by Grantor, in form reasonably acceptable to Secured Party, listing any applications or registrations that Grantor has made or filed in respect of any patents, copyrights or trademarks and the status of any outstanding applications or registrations. Grantor shall promptly advise Secured Party of any material change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent or Copyright not specified in this Agreement;

          (f) Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, and (ii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate;

          (g) Grantor shall, from time to time, execute and file such other instruments, and take such further actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party's interest in the Collateral;

          (h) This Agreement creates, and in the case of after acquired Collateral, this Agreement will create at the time Grantor first has rights in such after acquired Collateral, in favor of Secured Party a valid and perfected first priority security interest in the Collateral in the United States, subject only to Permitted Liens, securing the payment and performance of the obligations evidenced by the Loan Documents upon making the filings referred to in clause
(i) below;

          (i) Except for, and upon, the filing of a Financing Statement (Form UCC-1) with the Secretary of State of the State of Delaware and the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and, except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority or U.S. regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Grantor in the U.S. or (ii) for the perfection in the United States or the exercise by Secured Party of its rights and remedies hereunder;

          (j) All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects.

          (k) Grantor shall not enter into any agreement that would materially impair or conflict with Grantor's obligations hereunder without Secured Party's prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interests in any property included within the definition of the Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts if Grantor is required, in its commercially reasonable judgment to accept such provisions; and

         (l) Upon any executive officer of Grantor obtaining knowledge thereof, Grantor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any of the Collateral, the ability of Grantor to dispose of any Collateral or the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Collateral.

     31. Secured Party's Rights. Secured Party shall have the right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required under this Agreement to take but which Grantor fails to take, after fifteen (15) days' notice to Grantor. Grantor shall reimburse and indemnify Secured Party for all reasonable costs and expenses incurred in the reasonable exercise of its rights under this section 4.

     32. Inspection Rights. Grantor hereby grants to Secured Party and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, any of Grantor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Collateral, and to inspect the products and quality control records relating thereto upon reasonable notice to Grantor and as often as may be reasonably requested.

     33. Further Assurances; Attorney in Fact.

         (a) On a continuing basis, Grantor will make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including, appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to perfect Secured Party's security interest in all Copyrights, Patents and Trademarks and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Collateral.

         (b) Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time upon the occurrence and during the continuance of an Event of Default in Secured Party's discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

             (1) To modify, in its sole discretion, this Agreement without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Grantor no longer has or claims any right, title or interest;

               (2) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Grantor where permitted by law; and

               (3) To transfer the Collateral into the name of Secured Party or a third party to the extent permitted under the California Uniform Commercial Code.

     34. Events of Default. The occurrence of any Event of Default (as defined in the Loan Documents) shall constitute an Event of Default under this Agreement.

     35. Remedies. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license to use the Copyrights, Patents and Trademarks to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence of an Event of Default. Grantor will pay any expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the exercise of any of Secured Party's rights hereunder, including without limitation any expense incurred in disposing of the Collateral. All of Secured Party's rights and remedies with respect to the Collateral shall be cumulative.

     36. Indemnity. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and
(b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to transactions between Secured Party and Grantor, whether under this Agreement or otherwise (including without limitation attorneys fees and expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

     37. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     38. Attorneys Fees. If any action relating to this Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

     39. Amendments. This Agreement may be amended only by a written instrument signed by both parties hereto.

     40. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

     41. California Law and Jurisdiction; Jury Waiver. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions. Grantor and

Secured Party consent to the exclusive jurisdiction of any state or federal court located in Santa Clara County, California. GRANTOR AND SECURED PARTY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN DOCUMENTS, THIS AGREEMENT, OR

ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

                                      * * *

                [remainder of this page intentionally left blank]

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


Address of Grantor:                             GRANTOR:
181 Technology Dr
Irvine, CA 92618                                Interpore International, Inc., a
                                                Delaware corporation

                                                By:_____________________________

                                                Name:___________________________

                                                Its:____________________________


                                                By:_____________________________

                                                Name:___________________________

                                                Its:____________________________


Address of Secured Party:                       SECURED PARTY:


75 E. Trimble Road                              Comerica Bank-California, a
San Jose, CA.  95131                            California Banking corporation


                                                By:_____________________________
                                                         Dan McGregor
                                                Title:   Vice President